Exhibit 10.1

THIRD AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

This Third Amendment To Collaboration And License Agreement (this Amendment No3) is by and between Achillion Pharmaceuticals, Inc., a Delaware Corporation with a place of business at 300 George Street, New Haven, Connecticut 06511 (“Achillion”) and Janssen Pharmaceuticals, Inc. , a Pennsylvania corporation with a place of business at 1125 Trenton-Harbourton Road, New Jersey 08560 (“Janssen”). Achillion and Janssen are each referred to individually as a “Party” and together as “the Parties”

RECITALS

WHEREAS the Parties executed a Collaboration And License Agreement on May 19, 2015 as amended by the Amendment To Clinical Trial Collaboration And License Agreement executed June 29, 2015 (“Amendment No1”) (taken together as the “Collaboration Agreement” ) and by Amendment No2 with same effective date as the Collaboration Agreement.

NOW, THEREFORE, for good and sufficient consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Collaboration Agreement as amended by Amendment No2 in the following way:

1. Parties agree that the one-time milestone payment of Fifteen million ($15,000,000) for the Clinical Milestone Event under Section 8.3.1 (a) shall be due on dosing of the first patient in the OMEGA-1 Phase 2b study of JNJ-4178. Said milestone payment shall be payable by Janssen to Achillion within thirty (30) days after receipt of invoice from Achillion.

2. This Amendment No3 shall enter into effect on Monday December 26, 2016.

3. Except as otherwise provided herein, all of the other terms and conditions of the Collaboration Agreement (as amended) shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment No 3 in two (2) copies

JANSSEN PHARMACEUTICALS, INC.	ACHILLION PHARMACEUTICALS, Inc.

By /s/ Jeffrey M. Smith	By /s/ Milind S. Deshpande

Name Jeffrey M. Smith	Name Milind S. Deshpande

Title Vice President New Business	Title President & CEO

Date December 23, 2016	Date December 23, 2016